UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2024 (November 18, 2024)

BLACKROCK PRIVATE CREDIT FUND

(Exact name of registrant as specified in its charter)

Delaware	814-01485	87-4655020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

50 Hudson Yards New York, New York	10001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 810-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 18, 2024, Blackrock Private Credit Fund, a Delaware statutory trust (the “Company”), entered into a Master Note Purchase Agreement (the “Master Note Purchase Agreement”), governing the issuance (a) on November 18, 2024, of $70,000,000 aggregate principal amount of its 7.14% Series 2024A Senior Notes, Tranche A, due November 18, 2027 (the “Tranche A Notes”), and (b) on January 22, 2025 (subject to customary closing conditions), of $55,000,000 aggregate principal amount of its 7.33% Series 2024A Senior Notes, Tranche B, due January 22, 2030 (the “Tranche B Notes” and, together with the Tranche A Notes, the “Notes”), to qualified institutional investors in a private placement. The Tranche A Notes bear interest at a rate equal to 7.14% per annum that is payable semi-annually on May 18 and November 18 of each year, beginning on May 18, 2025. The Tranche B Notes bear interest at a rate equal to 7.33% per annum that is payable semi-annually on January 22 and July 22 of each year, beginning on July 22, 2025. The Notes will be guaranteed by certain domestic subsidiaries of the Company that are formed or acquired by the Company in the future (collectively, the “Guarantors”). The Tranche A Notes were issued at a closing on November 18, 2024, and the Tranche B Notes will be issued at a closing which is expected to occur on January 22, 2025, subject to customary closing conditions.

The Notes may be redeemed in whole or in part at any time or from time to time at the Company’s option at par plus accrued interest to the prepayment date and, if applicable, a make-whole premium. In addition, the Company is obligated to offer to prepay the Notes at par plus accrued and unpaid interest up to, but excluding, the date of prepayment, if certain change in control events occur. The Notes are general unsecured obligations of the Company that rank pari passu with all outstanding and future unsecured and unsubordinated indebtedness issued by the Company.

The Company intends to use the net proceeds for general corporate purposes, which may include making investments, repaying existing debt and making distributions permitted by the Master Note Purchase Agreement.

The Master Note Purchase Agreement contains customary terms and conditions for senior unsecured notes issued in a private placement, including, without limitation, affirmative and negative covenants such as (i) information reporting, (ii) maintenance of the Company’s status as a business development company within the meaning of the Investment Company Act of 1940, as amended, and as a regulated investment company under the Internal Revenue Code of 1986, as amended, (iii) minimum shareholders’ equity of the greater of (A) $180,000,000 and (B) $180,000,000 plus 25% of the net cash proceeds of the sale of equity interests of the Company after April 19, 2024 minus 25% of the aggregate amount paid or distributed by the Company to redeem, buy back or purchase its shares of common stock after November 18, 2024, (iv) a minimum asset coverage ratio of 1.50 to 1.00, respectively, and (v) prohibitions on certain fundamental changes of the Company.

In addition, in the event that a Below Investment Grade Event (as defined in the Master Note Purchase Agreement) occurs, the Notes will bear interest at the rate per annum which is 1.00% above the interest rate then in effect on the applicable Notes from the date of the occurrence of the Below Investment Grade Event to and until the date on which such Below Investment Grade Event is no longer continuing. In the event that a Secured Debt Ratio Event (as defined in the Master Note Purchase Agreement) occurs, the Notes will bear interest at the rate per annum which is 1.50% above the interest rate then in effect on the applicable Notes as of the earlier of (i) the date of the occurrence of the Secured Debt Ratio Event and (ii) the last day of the applicable fiscal quarter or fiscal year for which financial statements evidence the occurrence of the Secured Debt Ratio Event, to and until the date on which such Secured Debt Ratio Event is no longer continuing. In the event that a Below Investment Grade Event and a Secured Debt Ratio Event are both continuing at the same time, then as of the date on which both such events first simultaneously existed and are continuing until the earliest date on which either or both events is no longer continuing, the Notes will bear interest at a rate per annum which is 2.00% above the stated rate on the applicable Notes.

The Master Note Purchase Agreement also contains customary events of default with customary cure and notice periods, including, without limitation, nonpayment, incorrect representation in any material respect, breach of covenant, certain cross-defaults under other indebtedness of the Company or its significant subsidiaries, certain judgments and orders and certain events of bankruptcy.

The Notes were offered in reliance on Section 4(a)(2) of Securities Act of 1933, as amended (the “Securities Act”). The Notes have not and will not be registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, as applicable.

The information on this Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to purchase the Notes or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

The description above is only a summary of the material provisions of the Master Note Purchase Agreement and is qualified in its entirety by reference to the Master Note Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference thereto.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth above under Item 1.01 is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Master Note Purchase Agreement, dated as of November 18, 2024, by and among BlackRock Private Credit Fund and the purchasers party thereto (1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

(1) Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a copy of such schedules or exhibits, or any section thereof, to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock Private Credit Fund

Date: November 18, 2024	By:	/s/ Erik L. Cuellar
	Name:	Erik L. Cuellar
	Title:	Chief Financial Officer